Exhibit 10.12A







                           PIEDMONT MANAGEMENT COMPANY INC.
                           --------------------------------

                           DEFERRED COMPENSATION AGREEMENT
                           -------------------------------



               THIS AGREEMENT, dated as of February 2, 1981, by and  between

     Piedmont Management Company Inc.  ("Management") and Robert M.  DeMichele

     ("Employee").

                                W I T N E S S E T H :
                                -------------------

               WHEREAS, Employee is performing services for  Management under an agreement or understanding pursuant to which such employment may be terminated at any time by Management or Employee; and

               WHEREAS, Employee is a key executive and an important factor in the operation of the business of Management; and

               WHEREAS, Management wishes to provide Employee with  additional incentive to continue in the employ of Management, and Employee is willing to accept the terms and conditions under which said additional incentive will be provided as hereinafter set forth;

               NOW, THEREFORE, it is mutually agreed as follows:

               Section 1.  Accrual of Benefits.  Management hereby agrees that
               ---------   -------------------

     it will accrue in respect of the employment of Employee $2,500 on June 30,

     1981 and $5,000 on June 30, 1982, and $5,000 on each June 30 from 1982 until Employees death or other termination of employment.  In respect of the employment of Employee during any period of less than a year beginning





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     on July 1 of any year and ending on the date of Employee's death or other termination of employment, Management shall accrue an amount determined by multiplying the amount which would have been accrued on the next following

     June 30 if his employment had continued until such June 30 by a fraction,

     the numerator of which is the number of days between such July 1 and such

     date of death or termination and the denominator of which is 365.   No

     further benefits shall be accrued by Management in respect of the employment of Employee after such date of death or termination.

               Section 2.  Payment of Benefits.  Benefits accrued under this
               ---------   -------------------

     Agreement shall be payable to Employee or, in case of Employee's death, to his estate as set forth below:

               (a)  In case of Employee's death, the full amount of benefits accrued to the date of death shall be payable to Employee's estate.

               (b)  In case of Employee's other termination of employment

                    (otherwise than by dismissal for cause), a percentage of the amount of benefits accrued to the date of such termination shall be payable to Employee in accordance with the

                    following table:



              Termination During             Percentage of Accrued
            Year Beginning July 1              Benefits Payable
            ---------------------             ------------------

               1981                                    10%
               1982                                    20%
               1983                                    30%
               1984                                    40%
               1985                                    50%
               1986                                    60%
               1987                                    70%
               1988                                    80%
               1989                                    90%
               1990 or thereafter                     100%


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             (c)  In case of Employee's dismissal for cause, of which Management shall be sole judge, no benefits shall be payable to Employee under this Agreement.

              Section 3.  Method of Payment.  Benefits which become payable
              ---------   -----------------

     pursuant to the provisions of Section 2 shall be paid, without interest, at the option of Management, either

             (a)  in full within 30 days after the date of Employee's death or other termination of employment (otherwise than by dismissal for cause), as the case may be, or

             (b)  in five equal annual installments within 30 days after the date of Employee's death or other termination of employment

                  (otherwise than by dismissal for cause), as the case may be,

                  and within 30 days after each of the next four anniversaries of such date.

             Section 4.  Miscellaneous.  Employee shall have no right to assign
             ---------   -------------

     any of his benefits hereunder.  This Agreement shall be binding on the parties hereto and on the successors and assigns of Management, including any corporation succeeding to substantially all of the business and assets of Management as a result of any sale thereof by Management or as a result of any merger, consolidation or other reorganization to which Management is a party.  This Agreement shall not be construed as giving Employee any right to continue


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     his employment by Management.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 PIEDMONT MANAGEMENT COMPANY INC.


                                 BY /s/ R. R. Richardson
                                    --------------------
                                   Chairman of the Board



                                 /s/ Robert M. DeMichele
                                 -----------------------
                                    Robert M. DeMichele


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